Exhibit 99.1

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the amendment to Schedule 13D to which this amended and restated joint filing agreement is attached, and all subsequent amendments to such Schedule 13D, and have duly executed this amended and restated joint filing agreement as of the date set forth below.

Dated: January 15, 2008	SCSF Equities, LLC

	By:	*
	Name:	Marc J. Leder
	Its:	Co-CEO

Sun Capital Securities Offshore
Fund, Ltd.

By:	*
Name:	Marc J. Leder
Its:	Director

Sun Capital Securities Fund, LP

By:	Sun Capital Securities Advisors, LP
Its:	General Partner

By:	Sun Capital Securities, LLC
Its:	General Partner

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities Advisors, LP

By:	Sun Capital Securities, LLC
Its:	General Partner

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Securities, LLC

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

*
Name:	Marc J. Leder

*
Name:	Rodger R. Krouse

Cardinal Integrated, LLC

By:	/s/Jason G. Bernzweig
Name:	Jason G. Bernzweig
Its:	Vice President

Sun Capital Partners V, L.P.

By:	Sun Capital Advisors V, LP
Its:	General Partner

By:	Sun Capital Partners V, Ltd
Its:	General Partner

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Advisors V, L.P.

By:	Sun Capital Partners V, Ltd
Its:	General Partner

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

Sun Capital Partners V, Ltd.

By:	*
Name:	Marc J. Leder
Its:	Co-CEO

The undersigned, by signing his name hereto, does sign and execute this Amended and Restated Joint Filing Agreement pursuant to the Power of Attorney executed by the above Reporting Persons and filed on behalf of the Reporting Persons.

Dated: January 15, 2008

*By:	/s/Jason G. Bernzweig	Attorney in Fact
Jason G. Bernzweig